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                                                                    Exhibit 10.1

                         CREDIT AND SECURITY AGREEMENT

     This Credit and Security Agreement ("Agreement") is entered into as of June 6, 2001, by and between SIMON WORLDWIDE, INC., a Delaware corporation ("BORROWER"), and CITY NATIONAL BANK, a national banking association ("CNB").

     1. DEFINITIONS. As used in this Agreement, these terms have the following meanings:

          1.1 "ACCOUNT" or "ACCOUNTS" means any right to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper from any Person, whether now existing or hereafter arising or acquired, whether or not it has been earned by performance.

          1.2   "ACCOUNT DEBTOR" means the Person obligated on an Account.

          1.3 "BANKER'S ACCEPTANCE" shall mean a time draft accepted by CNB upon the drawing of a Letter of Credit issued under this Agreement.

          1.4 "BORROWER'S DEMAND DEPOSIT ACCOUNT" shall mean account number 101 779 068 maintained by Borrower with CNB.

          1.5 "BUSINESS DAY" means a day that CNB's Head Office is open and conducts a substantial portion of its business.

          1.6 "CODE" means the Uniform Commercial Code of California as it may be amended from time to time, except where the Uniform Commercial Code of another state governs the perfection of a security interest in Collateral located in that state.

          1.7 "COLLATERAL" means all property securing the Obligations, as described in Section 7.

          1.8 "COMMERCIAL LETTERS OF CREDIT" means letters of credit issued pursuant to this Agreement and in response to Borrower's submission of the CNB form entitled Irrevocable Letter of Credit Application and Security Agreement.

          1.9 "COMMITMENT" means CNB's commitment to issue or consider issuing the Letters of Credit in the aggregate principal amount outstanding at any one time of up to Twenty One Million Dollars ($21,000,000).

          1.10 "DEBT" means, at any date, the aggregate amount of, without duplication, (a) all obligations of Borrower for borrowed money, or reimbursement for open letters of credit and banker's acceptances, (b) all obligations of Borrower evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of Borrower to pay the deferred purchase price of property or services, (d) all capitalized lease obligations of Borrower, (e) all obligations or liabilities of others secured by a lien on any asset of Borrower, whether or not such obligation or liability is assumed, (f) all obligations guaranteed by Borrower, (g) all obligations, direct or indirect, for letters of credit, and (h) any other obligations or liabilities which are required by GAAP to be shown as liabilities on the balance sheet of Borrower.

          1.11 "EVENT OF DEFAULT" is an event described in Section 8.1 after any applicable cure period.

          1.12 "GAAP" means generally accepted accounting principles, consistently applied.

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     1.13 "GUARANTOR" shall mean Simon Marketing, Inc.

     1.14 "GUARANTY" shall be in the form attached hereto as Exhibit A.

     1.15 "GUIDANCE LINE FACILITY" is Fifteen Million Dollars ($15,000,000).

     1.16 "INVENTORY" means goods owned by Borrower and held for sale or lease in the ordinary course of business, work in process and any and all raw materials used in connection with the foregoing.

     1.17 "LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit.

     1.18 "LIQUID ASSETS" shall mean the sum of cash, cash equivalents and Marketable Securities held in Guarantor's name upon which there is no security interest, lien or other encumbrance, other than in favor of CNB.

     1.19 "LOAN DOCUMENTS" means, individually and collectively, this Agreement, any note, guaranty, security or pledge agreement, financing statement and all other contracts, instruments, and documents executed in connection with or related to extensions of credit under this Agreement.

     1.20 "MARKETABLE SECURITIES" shall mean "margin stock" as defined in Regulation U of the Federal Reserve Board; mutual funds; and bonds and other debt securities of United States corporations not falling within the definition of "margin stock" with a credit quality rating of at least A by Standard & Poors or A-2 by Moody's; commercial paper with a credit quality rating of at least A-2 by Standard & Poors or P-2 by Moody's; obligations issued by or guaranteed by the United States government or agencies thereof; and obligations of any state, territory, municipality or other local governmental subdivision or entity of the United States, with a credit quality rating of at least A by Standard & Poors or A-2 by Moody's.

     1.21 "OBLIGATIONS" means all present and future liabilities and obligations of Borrower to CNB hereunder, including any extensions and renewals thereof and substitutions therefor.

     1.22 "PERSON" means any individual or entity.

     1.23 "PRIME RATE" means the rate most recently announced by CNB at its principal office in Beverly Hills, California as its "Prime Rate." Any change in the interest rate with respect to Prime Loans resulting from a change in the Prime Rate will become effective on the day on which each change in the Prime Rate is announced by CNB.

     1.24 "STANDBY LETTERS OF CREDIT" means standby letters of credit issued pursuant to this Agreement and in response to Borrower's submission of an Irrevocable Standby Letter of Credit Application and Letter of Credit Agreement.

     1.25 "STANDBY LETTER OF CREDIT COMMITMENT" is Six Million Dollars ($6,000,000.00).

     1.26 "TERMINATING EVENT" is an event set forth in Section 8.2 after any applicable cure period.

     1.27 "TERMINATION DATE" means May 15, 2002, unless the term of this Agreement is renewed by CNB for an additional period under Section 3, or such earlier termination date under


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Section 8.3 upon the occurrence of an Event of Default. Upon any renewal, the
Termination Date will be the renewed maturity date determined by CNB. Provided, however, this Agreement may be terminated at any time by Borrower when there are no Obligations outstanding and, upon such termination by Borrower, CNB shall promptly comply with the requirements of Code Section 9404(1), or any successor statute, with respect to termination of any UCC-1 Financing Statement on file.

2.   THE CREDIT.

     2.1 STANDBY LETTER OF CREDIT FACILITY. CNB will, at the request of Borrower any time up to the Termination Date, issue Standby Letters of Credit for the account of Borrower. The aggregate face amount of outstanding Standby Letters of Credit at any time will not exceed the Standby Letter of Credit Commitment.

          2.1.1     ISSUANCE OF STANDBY LETTERS OF CREDIT.

                    (a) Standby Letters of Credit will be issued in accordance with an Irrevocable Standby Letter of Credit Application and Letter of Credit Agreement submitted by Borrower and incorporated herein by this reference, subject to the terms of this Agreement in the event of any conflict herewith. The reimbursement obligation with respect to each Standby Letter of Credit will be secured by cash held in the form of a CNB Certificate of Deposit prior to issuance of the Standby Letter of Credit. Standby Letters of Credit will be issued on the normal documentation used by CNB from time to time in accord with the International Standby Practices 1998. Published CNB fees and charges, as delivered to Borrower from time to time, will apply to the issuance of Standby Letters of Credit, provided, however, each Standby Letter of Credit shall be subject to a fee of one percent (1%) per annum of the amount of the Standby Letter of Credit, prorated over the term of the Standby Letter of Credit, but in no event less than $250.00 for each Standby Letter of Credit.

                    (b) For Borrower's convenience and pursuant to its request, Borrower may submit the Irrevocable Standby Letter of Credit Application by telephone facsimile ("FAX") which will include FAX signatures. CNB is authorized to accept faxed documents without any need, requirement or responsibility to verify in any way the genuineness or authenticity of the faxed documents or signatures. Borrower will deliver to CNB an originally executed Irrevocable Standby Letter of Credit Application within fifteen (15) days of each faxing. CNB's failure to receive an original set of documents shall not be deemed or construed in any way to affect the propriety of issuing the Letters of Credit or Borrower's liability to reimburse CNB for the amount of any drawings under the issued Letter of Credit.

                    (c) Borrower hereby authorizes the following persons, or others designated in writing by two of the three following persons, to request the issuance of Letters of Credit under this Agreement: Dominic F. Mammola, Richard Lamishaw, and Richard David. Provided, however, CNB may, in its sole discretion, obtain telephonic clarification, guidance, instruction or confirmation concerning the issuance or other aspects of any Letter of Credit issued hereunder from any one of the following persons on behalf of the
Borrower: Dominic F. Mammola, Richard Lamishaw, and Richard David, or any other person designated by Dominic F. Mammola, Richard Lamishaw, and Richard David in writing.

          2.1.2 REIMBURSEMENT FOR FUNDING A STANDBY LETTER OF CREDIT. Borrower's obligation to reimburse CNB shall be satisfied by charging Borrower's certificate of deposit given to secure the reimbursement obligation pursuant to
Section 7.1.9

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     2.2  GUIDANCE LINE FACILITY. CNB shall, at the request of Borrower, consider requests for issuance of Commercial Letters of Credit ("Guidance Line Letters of Credit") and Banker's Acceptances arising from the drawing of such Letters of Credit, from time to time, to, but not including, the Termination Date, which, in the aggregate, including Guidance Line Letters of Credit made, committed and requested, do not exceed the amount of the Guidance Line Facility.

        2.2.1 NO COMMITMENT. This Agreement shall not evidence an agreement to issue Letters of Credit by CNB under this Section 2.2 Borrower acknowledges that CNB, by entering into this Agreement agrees to consider, in good faith, requests for issuance of Letters of Credit made by Borrower pursuant to the Guidance Line Facility. CNB shall have the sole and exclusive option to accept or decline requests for issuance of Letters of Credit made by Borrower; however, provided there is no Terminating Event or Event of Default hereunder, CNB agrees to consider requests for Guidance Line Letters of Credit in good faith. Provided, however, CNB's declination of a request to issue a Guidance Line Letter of Credit will not affect Borrower's right to have a Letter of Credit issued under the Standby Letter of Credit Facility, or Borrower's ability to prepay a Letter of Credit.

        2.2.2  ISSUANCE OF LETTERS OF CREDIT.

               (a) Commercial Letters of Credit will be issued to finance the purchase of merchandise, for resale to Phillip Morris, Inc. or Ty, Inc., in accordance with an Irrevocable Letter of Credit Application and Security Agreement submitted by Borrower and incorporated herein by this reference, subject to the terms of this Agreement in the event of any conflict herewith. Letters of Credit will be issued on the normal documentation used by CNB from time to time in accord with the Uniform Customs and Practices for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500. Commercial Letters of Credit will expire no more than one hundred and eighty
(180) days after the Termination Date. Published CNB fees and charges, as delivered to Borrower from time to time, will apply to the issuance of Letters of Credit, provided, however, the issuance of each Commercial Letter of Credit shall be subject to a minimum fee of $115.00.

               (b) For Borrower's convenience and pursuant to its request, Borrower may submit the Irrevocable Letter of Credit Application by telephone facsimile ("FAX") which will include FAX signatures. CNB is authorized to accept faxed documents without any need, requirement or responsibility to verify in any way the genuineness of authenticity of the faxed documents or signatures. Borrower will deliver to CNB an originally executed Irrevocable Letter of Credit Application with fifteen (15) days of each faxing. CNB's failure to receive an original set of documents shall not be deemed or construed in any way to affect the propriety of issuing the Letters of Credit or Borrower's liability to reimburse CNB for the amount of any drawings under the issued Letter of Credit.

               (c) Borrower hereby authorizes the following persons, or others designated in writing by two of the three following persons, to request the issuance of Letters of Credit under this Agreement: Dominic F. Mammola, Richard Lamishaw, and Richard David. Provided, however, CNB may, in its sole discretion, obtain telephonic clarification, guidance, instruction or confirmation concerning the issuance or other aspects of any Letter of Credit issued hereunder from any one of the following persons on behalf of the Borrower:
Dominic F. Mammola, Richard Lamishaw, and Richard David, or any other person designated by Dominic F. Mammola, Richard Lamishaw, and Richard David in writing.

        2.2.3 PROCEDURE FOR GUIDANCE LINE LETTERS OF CREDIT. Borrower shall give CNB at least five (5) Business Days advanced written notice of its request for a Guidance Line Letter of



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Credit ("Notice of Request"), which Notice of Request shall specify (a) the amount of the Guidance Line Letter of Credit; (b) the proposed issuance date;
(c) the proposed termination date; (d) the proposed drawing language, (e) the written consent of Guarantor, in its sole discretion, to the issuance of the Letter of Credit and (f) the purpose of the Guidance Line Letter of Credit.

          2.2.4 CNB'S REVIEW OF SUBMISSIONS. CNB agrees to review the Notice of Request in good faith and respond thereto within three (3) Business Days from CNB's receipt of the Notice of Request unless Borrower is notified within said time that more information is required. CNB's failure to respond shall be deemed a denial of the requested Guidance Line Letter of Credit. CNB shall not be obligated to grant or accept any Notice of Request and may, in its sole discretion, reject any Notice of Request.

          2.2.5     ACCEPTANCE OF REQUEST.   Only CNB's written notice to
Borrower of its unconditional acceptance of a Notice of Request shall constitute a commitment on the part of CNB to issue a Guidance Line Letter of Credit; and provided further that prior to there being any obligation to issue a Letter of Credit on the part of CNB, the conditions precedent set forth in
Section 4 below must also be satisfied.

          2.2.6 REIMBURSEMENT FOR FUNDING A COMMERCIAL LETTER OF CREDIT. Any sight drawing under a Letter of Credit shall be satisfied by (a) charging Borrower's Demand Deposit Account, (b) immediate wire transfer of funds following demand therefor, or (c) creation of a Banker's Acceptance. All drawings under Letters of Credit which are not payable at sight will be deemed to be requests for the creation of Banker's Acceptances hereunder.

          2.2.7 CREATION OF BANKER'S ACCEPTANCES. Banker's Acceptances will be created in response to Borrower's request or the acceptance by CNB of a draft drawn against a Letter of Credit not payable at sight, on the normal documentation used by CNB, and will mature within 120 days. Creation of Banker's Acceptances will be subject to standard CNB fees and charges plus, if applicable, a payment equal to the published CNB Banker's Acceptance discount rate plus one percent (1%). There will be no obligation to accept drafts which would:

               (a)  not be eligible for discount by a Federal Reserve Bank;

               (b) become a liability subject to reserve requirements under any regulation of the Board of Governors of the Federal Reserve System; or

               (c) cause CNB to violate any lending limit imposed upon CNB by any law, regulation or administrative order.

          2.2.8 REIMBURSEMENT FOR PAYMENT OF BANKER'S ACCEPTANCES. Borrower's obligation to reimburse CNB for payment under any Banker's Acceptance shall be satisfied by charging Borrower's Demand Deposit Account or by immediate wire transfer of funds, following demand therefor, in the event insufficient collected funds are in Borrower's Demand Deposit Account.

     2.3  DEFAULT INTEREST RATE.   In the event Borrower does not reimburse CNB
for payment of any Letter of Credit or Banker's Acceptance, when due hereunder, and, from and after written notice by CNB to Borrower of the occurrence of an Event of Default (and without constituting a waiver of such Event of Default), any amounts due CNB hereunder (and interest to the extent permitted by law) will bear interest at a fluctuating rate equal to the Prime Rate of CNB plus five

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percent (5.0%) per year, until the Event of Default has been cured. All interest provided for in this Section will be compounded monthly and payable on demand.

     2.4 PAYMENTS. All payments will be in United States Dollars and in immediately available funds. Interest will accrue daily and will be computed on the basis of a 360-day year, actual days elapsed.

3.   TERM AND TERMINATION

     3.1 ESTABLISHMENT OF TERMINATION DATE. The term of this Agreement will begin as of the date hereof and continue until the Termination Date, unless the term is renewed upon mutual agreement for an additional period by CNB giving Borrower prior written notice, in which event the Termination Date will mean the renewed maturity date set forth in such notice. Notwithstanding the foregoing, CNB may, at its option, terminate this Agreement pursuant to Section 8.3; the date of any such termination will become the Termination Date as that term is used in this Agreement.

     3.2 OBLIGATIONS UPON THE TERMINATION DATE. Borrower will, upon the Termination Date:

          3.2.1 Pay the amount of the balance due for reimbursement of the funding of a Letter of Credit or Banker's Acceptance plus any accrued interest, fees and charges; and

          3.2.2 Pay CNB cash in the aggregate face amount of the Letters of Credit or Banker's Acceptances outstanding to be held as cash collateral for Borrower's obligation to reimburse CNB upon the funding of such Letters of Credit; and

          3.2.3 Pay the amounts due on all other Obligations owing to CNB. In this connection and notwithstanding anything to the contrary contained in the instruments evidencing such Obligations, the Termination Date hereunder will constitute the maturity date of such other Obligations.

     3.3 SURVIVAL OF RIGHTS. Any termination of this Agreement will not affect the rights, liabilities and obligations of the parties with respect to any Obligations outstanding on the date of such termination. Until all Obligations have been fully repaid, CNB will retain its security interest in all existing Collateral and Collateral arising thereafter, and Borrower will continue to assign all Accounts to CNB and to immediately turn over to CNB, in kind, all collections received on the Accounts.

4.   CONDITIONS PRECEDENT.

     4.1 EXTENSION OF CREDIT. The obligation of CNB to issue any Letter of Credit hereunder is subject to CNB's receipt of each of the following, in form and substance reasonably satisfactory to CNB, and duly executed as required by
CNB:

          4.1.1 All Loan Documents required by CNB, including but not limited to this Agreement and any guaranties required hereunder;

          4.1.2 (a) a copy of Borrower's Articles of Incorporation; (b) a Resolution of Borrower's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and any other documents required pursuant to this Agreement, certified by

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Borrower's corporate secretary; and, (c) a copy of the last certificate filed on behalf of Borrower in the state of its incorporation containing the information with respect to officer, directors agent for service of process, as required by the laws of the state of incorporation;

          4.1.3 (a) executed copies (and acknowledgement copies to the extent reasonably available) of financing statements (Form UCC-1) duly filed under the Code in all such jurisdictions as may be necessary or, in CNB's reasonable opinion, desirable to perfect CNB's security interests created under this Agreement; and (b) evidence that all filings, recordings and other actions that are necessary or advisable, in CNB's reasonable opinion, to establish, preserve and perfect CNB's security interests and liens as legal, valid and enforceable first security interests and liens in the Collateral have been effected; and

          4.1.4  The Guaranty executed by the Guarantor.

     4.2 CONDITIONS TO EACH EXTENSION OF CREDIT. The obligation of CNB to issue any Letter of Credit hereunder will be subject to the fulfillment of each of the following conditions to CNB's reasonable satisfaction:

          4.2.1  The representations and warranties of Borrower set forth in
Section 5 will be true and correct on the date of the making of each Loan or other extension of credit with the same effect as though such representations and warranties had been made on and as of such date;

          4.2.2 There will be in full force and effect in favor of CNB a legal, valid and enforceable first security interest in, and a valid and binding first lien on the Collateral; and CNB will have received evidence, in form and substance acceptable to CNB, that all filings, recordings and other actions that are necessary or advisable, in the reasonable opinion of CNB, in order to establish, protect, preserve and perfect CNB's security interests and liens as legal, valid and enforceable first security interests and liens in the Collateral have been effected;

          4.2.3 There will have occurred no Event of Default or Terminating Event; and

          4.2.4 All other documents and legal matters in connection with the transactions described in this Agreement will be reasonably satisfactory in form and substance to CNB.

5. REPRESENTATIONS AND WARRANTIES. Borrower makes the following representations and warranties, which will survive the making and repayment of the reimbursement obligation under any Letter of Credit or Banker's Acceptance.

     5.1 FINANCIAL CONDITION. The most recent financial statements of Borrower, copies of which have been delivered to CNB, have been prepared in accordance with GAAP and are true, complete and correct and fairly present the financial condition of Borrower, including operating results, as of the accounting period referenced therein. There has been no material adverse change in the financial condition or business of Borrower since the date of such financial statements. Borrower has no material liabilities for taxes or long-term leases or commitments, except as disclosed in the financial statements.

     5.2 NO VIOLATIONS. Borrower is not in violation of any law, ordinance, rule or regulation to which it or any of its properties is subject, which would have a material adverse affect on the property or operations of Borrower.

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     5.3 COLLATERAL. Borrower owns and has possession of and has the right and power to grant a security interest in the Collateral, and the Collateral is genuine and free from material liens, adverse claims, set-offs, defaults, prepayments, defenses and encumbrances except those in favor of CNB. No bills of lading, warehouse receipts or other documents or instruments of title are outstanding with respect to the Collateral or any portion of the Collateral, in favor of a Person other than Borrower. The office where Borrower keeps its records concerning all Accounts is set forth in Section 9.6.

     5.4 ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). No "Reportable Event" (as defined in ERISA and the regulations issued thereunder [other than a "Reportable Event" not subject to the provision for thirty (30) day notice to the Pension Benefit Guaranty Corporation ("PBGC") under such regulations]) has occurred with respect to any benefit plan of Borrower nor are there any unfunded vested liabilities under any benefit plan of Borrower. Borrower has met its minimum funding requirements under ERISA with respect to each of its plans and has not incurred any material liability to the PBGC in connection with any such plan.

6. AFFIRMATIVE COVENANTS. Borrower agrees that until payment in full of all Obligations, Borrower will comply with the following covenants:

     6.1 COLLATERAL. Borrower shall execute and deliver to CNB any instrument, document, financing statement, assignment or other writing which CNB may reasonably deem necessary or desirable to carry out the terms of this Agreement, to perfect CNB's security interest in any Collateral for the Obligations, or to enable CNB to enforce its security interest in any of the foregoing.

     6.2 FINANCIAL STATEMENTS. Borrower will furnish to CNB on a continuing basis;

          6.2.1 Within sixty (60) days after the end of each of the first three quarterly accounting periods of each fiscal year, a financial statement consisting of not less than a balance sheet and income statement, prepared in accordance with GAAP, which financial statement may be internally prepared;

          6.2.2 Within one hundred and twenty (120) days after the close of Borrower's fiscal year, a copy of the annual audit report for Borrower including therein a balance sheet, income statement, reconciliation of net worth and statement of cash flows, with notes thereto, the balance sheet, income statement and statement of cash flows to be audited by a certified public accountant reasonably acceptable to CNB, certified by such accountant to have been prepared in accordance with GAAP and accompanied by Borrower's certification as to whether any event has occurred which constitutes an Event of Default or Terminating Event, and if so, stating the facts with respect thereto;

     6.3 TAXES AND PREMIUMS. Borrower will, pay and discharge all taxes, assessments, governmental charges, and real and personal taxes including, but not limited to, federal and state income taxes, employee withholding taxes and payroll taxes, and all premiums for insurance required hereunder, prior to the date upon which penalties are attached thereto, except those being contested in good faith.

     6.4 NOTICE. Borrower will promptly advise CNB in writing of (a) the opening of any new, or the closing of any existing, principal place of business, each location at which Inventory or equipment is or will be kept, and any change of Borrower's name, trade name or other name under which it does business or of any such new or additional name; (b) the occurrence of any Event of Default or Terminating Event; (c) any litigation pending or threatened where the non-insured amount

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or amounts in controversy exceed $500,000 other than those matters described in
Schedule 1, attached hereto; (d) any unpaid taxes in excess of $100,000 which are more than fifteen (15) days delinquent and not being contested in good faith; and (e) any other matter which, in Borrower's reasonable opinion, might materially or adversely affect Borrower's financial condition, property or business.

     6.5 FAIR LABOR STANDARDS ACT. Borrower will comply with the requirements of, and all regulations promulgated under, the Fair Labor Standards Act.

     6.6 CORPORATE EXISTENCE. Borrower will maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal course of its business.

     6.7 COMPLIANCE WITH LAW. Borrower will comply in all material respects with all requirements of all applicable laws, rules, regulations (including, but not limited to, ERISA with respect to each of their benefit plans, and all environmental and hazardous materials laws), orders and all material agreements with any governmental agency to which they are a party.

     6.8 EVENT OF DEFAULT. Borrower and Guarantor will not permit a default to occur under any document or instrument evidencing Debt incurred under any indenture, agreement or other instrument under which such Debt may be issued, including but not limited to those in favor of CNB, or any event to occur under any of the foregoing which would permit any holder of the Debt outstanding thereunder to declare the same due and payable before its stated maturity, whether or not such acceleration occurs or such default be waived.

     6.9 MINIMUM LIQUIDITY. Guarantor shall maintain Liquid Assets of at least the greater of (a) $20,000,000.00, or (b) the face amount of outstanding Letters of Credit, Banker's Acceptances and Revolving Credit Loans, outstanding pursuant to (and as each is defined in) the Amended and Restated Credit and Security Agreement dated as of December 15, 1999, between Guarantor and CNB, as amended, excluding therefrom such obligations which are secured by cash or a deposit account. Compliance with this provision shall be tested quarterly, or at such other time as CNB may determine upon reasonable notice to Borrower.

7.   SECURITY AGREEMENT.

     7.1 GRANT OF SECURITY INTEREST. To secure all Obligations hereunder arising under the Guidance Line Facility, Borrower hereby grants and transfers to CNB a continuing security interest in the following property whether now owned or hereafter acquired, which security interest shall remain in existence until this Agreement has been terminated when there are no Obligations outstanding and, upon such termination, CNB shall promptly comply with the requirements of Code Section 9404(1), or any successor statute, with respect to termination of any UCC-1 Financing Statement on file.:

          7.1.1     All of Borrower's Inventory;

          7.1.2     All of Borrower's Accounts;

          7.1.3 All of Borrower's general intangibles as that term is defined in the Code;

          7.1.4 All of Borrower's equipment, as that term is defined in the Code;

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          7.1.5  All of Borrower's interest in any patents (now existing or pending), copyrights, trade names, trademarks and service marks useful to the operation of Borrower's business;

          7.1.6 All notes, drafts, acceptances, instruments, documents of title, policies and certificates of insurance, chattel paper, guaranties and securities now or hereafter received by Borrower or in which Borrower has or acquires an interest;

          7.1.7 All cash and noncash proceeds of the foregoing property, including, without limitation, proceeds of policies of fire, credit or other insurance;

          7.1.8 All of Borrower's books and records pertaining to any of the Collateral described in this Section 7.1; and

          7.1.9 Any other Collateral which CNB and Borrower may designate as additional security from time to time by separate instruments.

     7.2 NOTIFICATION OF ACCOUNT DEBTORS. CNB will have the right to notify any Account Debtor to make payments directly to CNB, take control of the cash and noncash proceeds of any Account, and settle any Account, which right CNB may exercise at any time an Event of Default has occurred regardless of whether Borrower was theretofore making collections thereon. Until CNB elects to exercise such right, Borrower is authorized on behalf of CNB to collect and enforce the Accounts.

     7.3 ATTORNEY-IN-FACT. Upon the occurrence of an Event of Default, CNB or any of its officers is hereby irrevocably made the true and lawful attorney for Borrower with full power of substitution to do the following: (a) endorse the name of Borrower upon any and all checks, drafts, money orders and other instruments for the payment of moneys which are payable to Borrower and constitute collections on Accounts; (b) execute in the name of Borrower any schedules, assignments, instruments, documents and statements which Borrower is obligated to give CNB hereunder; (c) receive, open and dispose of all mail addressed to Borrower; (d) notify the Post Office authorities to change the address for delivery of mail addressed to Borrower to such address as CNB will designate; and (e) do such other acts in the name of Borrower which CNB may deem necessary or desirable to enforce any Account or other Collateral. The powers granted CNB hereunder are solely to protect its interests in the Collateral and will not impose any duty upon CNB to exercise any such powers.

8.   EVENTS OF DEFAULT AND PROCEEDINGS UPON DEFAULT.

     8.1 EVENTS OF DEFAULT. Borrower's fails to pay when due any reimbursement obligation arising under this Agreement or any other amount payable under this Agreement, subject to the provisions of Section 8.4, CNB will give Borrower at least ten (10) days' written notice of any event which constitutes an Event of Default, during which time Borrower will be entitled to cure same.

     8.2 TERMINATING EVENTS. Borrower's right to request the issuance of Letters of Credit shall be suspended during the existence of any the following Terminating Events, and shall be permanently terminated if such Terminating Event is not cured within thirty (30) Business Days after Borrower's receipt of written notice from CNB specifying the Terminating Event which has occurred:

          8.2.1 Any Person, which is a party to any Loan Document fails to perform or observe any of the terms, provisions, covenants, agreements or obligations;

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
          8.2.2 Any financial statement, representation or warranty made or furnished by Borrower in connection with the Loan Documents proves to be in any material respect incorrect;

          8.2.3 The entry of an order for relief or the filing of an involuntary petition, which remains undismissed after sixty (60) days, with respect to Borrower under the United States Bankruptcy Code; the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of Borrower or Borrower makes a general assignment for the benefit of creditors;

          8.2.4 CNB's security interest in or lien on any portion of the Collateral becomes impaired or otherwise unenforceable;

          8.2.5 Any Person obtains an order or decree in any court of competent jurisdiction enjoining or prohibiting Borrower or CNB from performing any material term of this Agreement, and such proceedings are not dismissed or such decree is not vacated within ten (10) days after the granting thereof;

          8.2.6 Borrower neglects, fails or refuses to keep in full force and effect any governmental permit, license or approval which is necessary to the operation of its business and such failure has a material impact on the ability of Borrower to operate its business;

          8.2.7 All or substantially all of the property of Borrower is condemned, seized or otherwise appropriated;

          8.2.8 The occurrence of (a) a Reportable Event (as defined in ERISA) which CNB determines in good faith constitutes grounds for the institution of proceedings to terminate any pension plan by the PBGC, (b) an appointment of a trustee to administer any pension plan of Borrower, or (c) any other event or condition which might constitute grounds under ERISA for the involuntary termination of any pension plan of Borrower, where such event set forth in (a), (b) or (c) results in a significant monetary liability to Borrower; or

          8.2.9     The Termination Date is not extended.

     8.3 CNB's REMEDIES. Upon the occurrence of an Event of Default, at the sole and exclusive option of CNB, and upon written notice to Borrower, CNB may
(a) demand amounts set forth in Section 3.2 immediately due and payable in full, whereupon the same will immediately become due and payable; (b) terminate this Agreement as to any future liability or obligation of CNB, but without affecting CNB's rights and security interest in the Collateral and without affecting the Obligations owing by Borrower to CNB; and/or (c) exercise its rights and remedies under the Loan Documents and all rights and remedies of a secured party under the Code and other applicable laws with respect to the Collateral.

     8.4 ADDITIONAL REMEDIES. Notwithstanding any other provision of this Agreement, upon the occurrence of any event, action or inaction by Borrower, or if any action or inaction is threatened which CNB reasonably believes will materially affect the value of the Collateral, CNB may take such legal actions as it deems necessary to protect the Collateral, including, but not limited to, seeking injunctive relief and the appointment of a receiver, whether an Event of Default or Terminating Event has occurred under this Agreement.

9.   MISCELLANEOUS

     9.1 REIMBURSEMENT OF COSTS AND EXPENSES. Borrower will reimburse CNB for all costs and expenses relating to this Agreement including, but not limited to, filing, recording or search fees, audit or verification fees, appraisals of the Collateral and other out-of-pocket expenses, and reasonable attorney's fees and expenses expended or incurred by CNB in collecting any sum which becomes due CNB under the Loan Documents, irrespective of whether suit is filed, or in the protection, perfection, preservation or enforcement of any and all rights of CNB in connection with the Loan Documents, including, without limitation, the fees and costs incurred in any out-of-court workout or a bankruptcy or reorganization proceeding.

     9.2  DISPUTE RESOLUTION

          9.2.1 MANDATORY ARBITRATION. At the request of CNB or Borrower, any dispute, claim or controversy of any kind (whether in contract or tort, statutory or common law, legal or equitable) now existing or hereafter arising between CNB and Borrower and in any way arising out of, pertaining to or in connection with: (1) this Agreement, and/or any renewals, extensions, or amendments thereto; (2) any of the Loan Documents; (3) any violation of this Agreement or the Loan Documents; (4) all past, present and future loans; (5) any incidents, omissions, acts, practices or occurrences arising out of or related to this Agreement or the Loan Documents causing injury to either party whereby the other party or its agents, employees or representatives may be liable, in whole or in part, or (6) any aspect of the present or future relationships of the parties, will be resolved through final and binding arbitration conducted at a location determined by the arbitrator in Los Angeles County, California, and administered by the American Arbitration Association ("AAA") in accordance with the California Arbitration Act (Title 9, California Code of Civil Procedure
Section 1280 et. seq.) and the then existing Commercial Rules of the AAA. Judgement upon any award rendered by the arbitrator(s) may be entered in any state or federal court having jurisdiction thereof.

          9.2.2 PROVISIONAL REMEDIES, SELF HELP AND FORECLOSURE. No provision of this Agreement will limit the right of any party to: (1) exercise any rights or remedies as a secured party against any personal property collateral pursuant to the terms of a security agreement or pledge agreement, or applicable law, (2) exercise self help remedies such as setoff, or (3) obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration or referral. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies, or exercise of self help remedies will not constitute a waiver of the right of any party, including the plaintiff, to submit any dispute to arbitration or judicial reference.

          9.2.3 POWERS AND QUALIFICATIONS OF ARBITRATORS. The arbitrator(s) will give effect to statutes of limitation, waiver and estoppel and other affirmative defenses in determining any claim. Any controversy concerning whether an issue is arbitratable will be determined by the arbitrator(s). The laws of the State of California will govern. The arbitration award may include equitable and declaratory relief. All arbitrator(s) selected will be required to be a practicing attorney or retired judge licensed to practice law in the State of California and will be required to be experienced and knowledgeable in the substantive laws applicable to the subject matter of the controversy or claim at issue.

          9.2.4  DISCOVERY. The provisions of California Code of Civil Procedure
Section 1283.05 or its successor section(s) are incorporated herein and made a part of this Agreement.

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
Depositions may be taken and discovery may be obtained in any arbitration under this Agreement in accordance with said section(s).

               9.2.5 MISCELLANEOUS. The arbitrator(s) will determine which is the prevailing party and will include in the award that party's reasonable attorneys' fees and costs (including allocated costs of in-house legal counsel). Each party agrees to keep all controversies and claims and the arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or by applicable law or regulation.

          9.3 CUMULATIVE RIGHTS AND NO WAIVER. All rights and remedies granted to CNB under the Loan Documents are cumulative and no one such right or remedy is exclusive of any other. No failure or delay on the part of CNB in exercising any right or remedy will operate as a waiver thereof, and no single or partial exercise or waiver by CNB of any such right or remedy will preclude any further exercise thereof or the exercise of any other right or remedy.

          9.4 APPLICABLE LAW. This Agreement will be governed by California law.

          9.5 LIEN AND RIGHT OF SET-OFF. Subject to Section 7.1, Borrower grants to CNB a continuing lien for all Obligations of Borrower to CNB, arising under the Guidance Line Facility, upon any and all moneys, securities and other property of Borrower and the proceeds thereof, now or hereafter held or received by or in transit to CNB from or for Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Borrower with, and any and all claims of Borrower against, CNB at any time existing. Upon the occurrence of any Event of Default, CNB is hereby authorized at any time and from time to time, without notice to Borrower or any other Person to setoff, appropriate and apply any or all items hereinabove referred to against all Obligations of Borrower, arising under the Guidance Line Facility, and whether now existing or hereafter arising.

          9.6 NOTICES. Any notice required or permitted under any Loan Document will be given in writing and will be deemed to have been given when personally delivered or when sent by the U.S. mail, postage prepaid, certified, return receipt requested, properly addressed. For the purposes hereof, the addresses of the parties will, until further notice given as herein provided, be as follows:

CNB:                City National Bank
                    Westside Commercial Banking Center
                    400 N. Roxbury Drive, Second Floor
                    Beverly Hills, CA 90210
                    Attention: May Poole, Vice President

with copy to:       City National Bank, Legal Department
                    400 North Roxbury Drive
                    Beverly Hills, California 90210-5021
                    Attention: Managing Counsel, Credit Unit

Borrower:           Simon Worldwide, Inc.
                    101 Edgewater Drive
                    Wakefield, MA 01880
                    Attention: Nick Mammola


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
with copies to:     Simon Marketing, Inc.
                    1900 Avenue of the Stars, Suite 550,
                    Los Angeles, CA 90067-4301
                    Attention: Chief Financial Officer
                    Attention: General Counsel

     9.7 ASSIGNMENTS. The provisions of this Agreement are hereby made applicable to and will inure to the benefit of CNB's successor and assigns and Borrower's successors and assigns; provided, however, that Borrower may not assign or transfer its rights or obligations under this Agreement without the prior written consent of CNB.

     9.8 INDEMNIFICATION. Borrower will, at all times, defend and indemnify and hold CNB harmless from and against any and all claims arising out of or resulting from (a) any breach of the representations, warranties, agreements or covenants made by Borrower herein; (b) any suit or proceeding of any kind or nature whatsoever against CNB arising from or connected with the transactions contemplated by this Agreement, the Loan Documents or any of the rights and properties assigned to CNB hereunder, other than to the extent arising from CNB's gross negligence or willful misconduct; and/or (c) any suit or proceeding that CNB reasonably may deem necessary or advisable to institute, in the name of CNB, Borrower or both, against any other Person, for any reason whatsoever to protect the substantive rights of CNB hereunder or under any of the documents, instruments or agreements executed or to be executed pursuant hereto, including reasonable attorneys' fees and court costs and all other costs and expenses incurred by CNB (or allocable to CNB's in-house counsel), all of which will be charged to and paid by Borrower and will be secured by the Collateral. Any obligation or liability of Borrower to CNB under this Section will survive the Termination Date and the repayment of all Loans and other extensions of credit and the payment or performance of all other Obligations of Borrower to CNB.

     9.9 COMPLETE AGREEMENT. This Agreement, together with other Loan Documents, constitutes the entire agreement of the parties and supersedes any prior or contemporaneous oral or written agreements or understandings, if any, which are merged into this Agreement. This Agreement may be amended only in a writing signed by Borrower and CNB.

     9.10 HEADINGS. Section headings in this Agreement are included for convenience of reference only and do not constitute a part of the Agreement for any purpose.

     9.11 ACCOUNTING TERMS. Except as otherwise stated in this Agreement, all accounting terms and financial covenants and information will be construed in conformity with, and all financial data required to be submitted will be prepared in conformity with, GAAP as in effect on the date hereof.

     9.12 SEVERABILITY. Any provision of the Loan Documents which is prohibited or unenforceable in any jurisdiction, will be, only as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability, but all the remaining provisions of the Loan Documents will remain valid.

     9.13 COUNTERPARTS. This Agreement may be signed in any number of counterparts which, when taken together, will constitute but one agreement.

     IN WITNESS WHEREOF, CNB and Borrower have caused this Agreement to be executed as of the date first specified at the beginning of this Agreement.

BORROWER                                SIMON WORLDWIDE, INC.,
                                        a Delaware corporation

                                        By: ___________________________________
                                            Dominic F. Mammola, Executive Vice
                                            President/Chief Financial Officer

CNB                                     CITY NATIONAL BANK, a
                                        national banking association

                                        By: ___________________________________
                                            May Poole, Vice President

ACKNOWLEDGED AND AGREED:

SIMON MARKETING, INC.,
a Delaware corporation

By: ___________________________________

    Richard Lamishaw, Executive Vice President/Chief Financial Officer



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